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                         [Exhibit 10 - Letter Agreement]


                  MING HUA GROUP INTERNATIONAL HOLDINGS LIMITED
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October 29, 2004

Mr. Chu Quan, Li
I0/F. GuangDong BianFang Bldg. Fujing Rd. FuTian District,
Shenzhen
People's Republic of China

Re: Amendment to Contracts Dated September 29, 2003 and January 29, 2004, as amended by the letter, dated April 13, 2004.

Dear Mr. Li:

   Reference is made to (i) that certain Regulation S Subscription Agreement, dated September 29, 2003 (the "September 29 Contract"), between Minghua Group International Holdings Limited ("Minghua") and Beijing Qiang Long Real Estate Development Co., Ltd. ("Qiang Long"), (ii) that certain contract, dated January 29, 2004 (the "January 29 Contract"), between Minghua and Qiang Long and that certain amendatory letter, dated April 13, 2004, amending the September 29 Contract and the January 29 Contract (the "Amendment" and together with the September 29 Contract and the January 29 Contract, the "Contracts"). Capitalized terms used, but not otherwise defined, have the meanings ascribed to such terms in the Contracts.

   Pursuant to the Contracts, Qiang Long is or was, as applicable, required to pay Minghua (i) US$3,990,326 (the "First Payment") on May 31, 2004, (ii) US$12,000,000 (the "Second Payment") on October 15, 2004; and (iii) US$16,800,000 (the "Third Payment") on November 30, 2004. Qiang Long has requested Minghua to provide Qiang Long with an extension of the due date of the First Payment until December 31, 2004. the Second Payment until December 31. 2005, the Third Payment until December 31, 2006.

   As a condition to this further extension, Chu Quan Li, as third party beneficiary and acting on behalf of the stockholders of Minghua must consent to this extension.

   Accordingly, the parties hereto, hereby agree to amend the Contracts as follows:

         1. Extension of Payment Date. The Contracts are hereby amended to extend the due date for the First Payment from May 31, 2004 to December 31,2004, the Second Payment until December 31, 2005, and the Third Payment until December 31, 2006.

         2. Agreement of Oiang long Directors to Resign: The Qiang Long Directors hereby agree that if the total payment is not made by Qiang Long on or before December 31, 2006, then the Qiang Long Directors shall , at the request of Chu Quan Li, resign from their positions as members of board of directors of Minghua and appoint such persons to the board as may be requested by Chu Quan Li. The Qiang Long Directors hereby agree to take any and all action and to execute such consents, agreements, documents and instruments as may be necessary or desirable to give effect to the provisions of this Section 2.


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         3. Agreement not to Issue or Reduce Shares: The Qiang Long Directors
hereby agree that, except in instances where their fiduciary duties as directors of the Company may require otherwise, they shall not authorize the issuance or reduce any securities of Minghua until after all of the payments have been made unless Chu Quan Li consents to do some issuing or reducing.

         4. Contracts Remains in Full Force and Effect. Except as modified by this letter agreement, the Contracts remain valid and binding upon the parties, unchanged and in full force and effect, including, without limitation, the third party beneficiary provisions of the Amendment. This letter agreement shall be treated by the parties as a supplement and an amendment to the Contracts and shall be governed by the provisions thereof, including any provisions regarding governing law and arbitration.

         5. Miscellaneous. The parties hereto, without the need for any additional consideration, agree to execute such other and further instruments, documents and agreements and to perform such other acts as may be reasonably required to effectuate the purposes of this letter agreement. This letter agreement along with the Contracts constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, including without limitation, any Chinese language versions of this agreement or the Contracts that may have been entered into by the parties prior to the date hereof. Notwithstanding any provision of the Contracts to the contrary, neither this letter agreement nor the Contracts may be amended, modified or supplemented except by a written instrument signed by all of the parties hereto, including, the party named herein as an intended third party beneficiary hereunder. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this letter agreement is legal, valid and binding execution and delivery for all purposes.


                            [signature page follows]




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   Please indicate your assent to the foregoing by executing this letter in the space provided below.

                                Sincerely,

                                MINGHUA GROUP INTERNATIONAL HOLDINGS LIMITED



                                By: /s/ Chang-De Li
                                    ----------------------------------------
                                    Change-De Li, Interim Chief Executive
                                    Officer and Chairman



ACCEPTED AND AGREED
TO AS OF THE DATE OF THIS
LETTER:

BEIJING QIANG LONG REAL
ESTATE DEVELOPMENT CO., LTD.



By: /s/ Chang-De Li
    --------------------------------------------------------------
    Chang-De Li, Chairman and CEO



/s/ Chu Quan Li
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CHU QUAN LI, individually as third party beneficiary